Exhibit 99

Form 4 - Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	PROLOR Biotech, Inc. (PBTH)

Date of Event Requiring
Statement:	October 5, 2011

Signature: /s/ Phillip Frost, M.D., Trustee
                   Phillip Frost, M.D., Trustee